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                                                                   EXHIBIT 10.48


                               MEMORANDUM OF AGREEMENT

THIS MEMORANDUM OF AGREEMENT, made and entered into the 22nd day of March, 1996, to be effective from and after February 1, 1995, by and between WTC Industries, Inc. and its wholly-owned subsidiary WTC/Ecomaster Corporation (hereinafter collectively "WTC"), and DentalPure Corp. (hereinafter "DentalPure").

                                     WITNESSETH:

    WHEREAS, Water & Air Purification Corporation ("WAPCO") had entered into that certain Agreement dated as of July 1, 1994, by and among WAPCO, Enoksen's, Inc., Hybrid Technologies Corp., and DentalPure Corp. (hereinafter "Agreement"), and
    WHEREAS, WAPCO assigned its rights and obligations under said Agreement to Ecomaster Corp. as of July 12, 1994 and
    WHEREAS, WTC has succeeded to the rights and obligations of WAPCO and its assignees under said Agreement; and
    WHEREAS, the parties desire to clarify the markets into which DentalPure may sell products containing the iodinated resin identified in the Agreement, as well as other matters.
    NOW, THEREFORE, for and in consideration of the continuing covenants contained in said Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. DentalPure hereby agrees and confirms that all resin purchased or transferred to it under said Agreement shall be used exclusively for products to be sold for use in the practice of dentistry (Dental Applications), and that it shall not succeed to any greater use or distribution rights under any circumstances, including but not limited to the provisions of paragraphs 3 and 4 of said Agreement relating to India and bankruptcy, respectively.

         2. WTC hereby irrevocably gives its consent for DentalPure to purchase WTC's iodinated resins, including but not limited to any resins to be manufactured in accordance with rules or regulations promulgated by any governmental agency or board or registered with any governmental agency or board, (hereinafter "Resins") from Hybrid Technologies Corp.(or any other manufacturer of Resins used by WTC) solely for use in devices manufactured and/or marketed by DentalPure for Dental Applications. DentalPure agrees to pay WTC a marketing fee of 5% of the purchase price of all Resins purchased by it from Hybrid (or other manufacturer used by WTC, including WTC). DentalPure shall reimburse WTC promptly for any applicable royalty actually paid by WTC on sale to DentalPure of Resins. In the event that WTC manufactures Resins, or acquires Hybrid or substantially all the assets of Hybrid, WTC shall sell Resins to DentalPure for Dental Applications at a price which shall reflect no more than a


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    35% gross profit margin relative to WTC's bona fide cost of labor and
    materials in manufacturing the Resins.(1)   Provided, however, if the
    proceeding sentence shall require WTC to sell Resins to DentalPure at a gross margin of less than 6% (such margin to include normal allocations of overhead)(determined in accordance with Generally Accepted Accounting Principles) then the parties shall renegotiate pricing. DentalPure shall have the right to inspect the books and records of WTC to verify such cost at any reasonable time and upon 5 days prior written notice. WTC shall make available its outside independent auditors for verification of the cost components to determine the selling price of Resins to DentalPure. The expense of the outside auditors for such verification shall be borne equally by the parties.

         In the event that the parties are unable to agree upon the cost of Resins, WTC shall nevertheless continue to supply DentalPure with Resins at a price previously paid by DentalPure to Hybrid, until such time as the cost shall be determined in accordance with paragraph 5 of this Agreement. Any difference then finally determined (including arrearages or refunds) shall be paid promptly upon such determination.

         3. The parties agree that they each shall make available to the other all technological developments, on a royalty-free basis, relating to the Resins as the same are developed, provided that each party shall remain the owner of developments created by it, and that such disclosures shall be made only pursuant to appropriate confidentially and non-disclosure agreements.

         4. DentalPure agrees that it shall display WTC's PentaPure-Registered Trademark-trademark logo in connection with the products it sells containing Resins to which the trademark applies.

         5. This Memorandum of Agreement shall be enforced in accordance with the laws of the State of Minnesota. In the event of any dispute between the parties regarding this Memorandum of Agreement and any of the associated documents, or the making or enforcement thereof, such dispute shall be first submitted to voluntary mediation using one mediator approved by the parties. If the parties are unable to choose a mediator within five days of the service of the request for mediation by one party upon the other, they shall each within ten days choose their own mediator and the two mediators shall then within five days choose a third mediator. If the parties are unable to resolve their dispute by mediation, upon the request by one party, the dispute shall be submitted to binding arbitration using one arbitrator chosen by a majority vote of the mediators. All issues involved in the arbitration such as discovery, case management, awards of attorney's fees and costs, shall be decided by the arbitrator and the decision by the arbitrator shall be binding and enforceable in a court of law. Such mediation and arbitration shall be
- ----------------------------
(1) For example, if the selling price to DentalPure is $1.00, WTC's cost of manufacturing can be no less than $.65.


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    held in Ramsey County, Minnesota, unless otherwise agreed to by the parties in writing.

         6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives, and assigns.

    IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Agreement as of the day and year first above-written.

WTC Industries, Inc.              WTC/Ecomaster Corp.

/s/ Robert C. Klas, Sr.           /s/Robert C. Klas, Sr.
- -----------------------            ----------------------
    Chairman & CEO                   Chairman & CEO


DentalPure Corporation

/s/Jan H. Magnusson
- -----------------------
   President


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